Exhibit 5.2

FORM OF ALLENS ARTHUR ROBINSON EXHIBIT 5 OPINION

[*] 2003

The News Corporation Limited
1211 Avenue of the Americas
New York NY 10036

Dear Sirs

The News Corporation Limited
Registration Statement on Form F-4

We have acted as special Australian counsel to The News Corporation Limited (ACN 007 910 330) (News Corp) in connection with the Registration Statement on Form F-4 (Registration No. 333105853) filed with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (the Registration Statement). The Registration Statement relates to, amongst other things, an offering by News Corp of up to 710,301,028 preferred limited voting ordinary shares in the capital of News Corp (the Preferred Shares).

In respect of the issue of the Preferred Shares we provide the following opinion.

1.	Interpretation

In this letter, unless the context otherwise requires, the following terms shall have the following meanings.

ADRs means American Depository Receipts of News Corp representing the American Depositary Shares of News Corp each of which represents four issued and outstanding Preferred Shares and is to be listed on the New York Stock Exchange.

Consent Solicitation Statement means the document titled “Solicitation of Written Consent of General Motors Corporation Common Stockholders” to be sent to GM stockholders as part of the approval process for the transactions contemplated in the Merger Agreement and Stock Purchase Agreement.

Corporations Act means the Corporations Act 2001 (Cth).

Hughes means Hughes Electronics Corporation, a Delaware corporation.

GM means General Motors Corporation, a Delaware Corporation.

Merger Agreement means the agreement titled “Agreement and Plan of Merger” dated as of 9 April 2003 as amended by Amendment No. 1 to Agreement and Plan of Merger dated 16 July 2003 by and among News Corp, GMH Merger Sub, Inc., a Delaware corporation and Hughes.

Relevant Jurisdictions means the state of South Australia and the Commonwealth of Australia.

The News Corporation Limited

Resolutions means the resolutions of the board of directors of News Corp made on [*] and [*] by which the directors of News Corp approved the Merger Agreement and the Stock Purchase Agreement.

Stock Purchase Agreement means the agreement titled “Stock Purchase Agreement” dated as of 9 April 2003 as amended by Amendment No. 1 to Stock Purchase Agreement dated 25 April 2003 by and among News Corp, GM and Hughes.

2.	Documents

In rendering our opinion, we have examined and relied on the following documents (each a Document).

(a)	A copy of the certificate of incorporation of News Corp, certified as at [*].

(b)	A copy of the Constitution of News Corp, certified as at [*].

(c)	A certificate dated [*] signed by a director of News Corp (the Director’s Certificate) stating that, as at that date:

(i)	News Corp is not in liquidation nor is there any resolution to liquidate News Corp which is pending or threatened;

(ii)	the execution and delivery of the Merger Agreement and Stock Purchase Agreement will materially benefit News Corp and each of those agreements will be entered into in good faith for the purposes of its business;

(iii)	none of the transactions contemplated by the Merger Agreement or Stock Purchase Agreement materially prejudice the interests of News Corp or its shareholders or News Corp’s ability to pay its creditors;

(iv)	there does not exist any judgment, order, injunction or other restraint of any court or governmental authority of any jurisdiction issued or filed that is binding on News Corp which restricts or materially interferes with the performance by News Corp of its obligations under either the Merger Agreement or the Stock Purchase Agreement;

(v)	News Corp assents to and authorises the use and distribution of the Consent Solicitation Statement; and

(vi)	News Corp is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject and which default may have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of News Corp and its subsidiaries, taken as a whole.

(d)	Facsimile copies of the executed Merger Agreement and Stock Purchase Agreement.

The News Corporation Limited

(e)	A facsimile copy of the signed minutes of a meeting of the board of directors of News Corp at which the Resolutions were passed.

3.	Assumptions

             For the purposes of this opinion, we have assumed the following.

(a)	The authenticity of all signatures and seals.

(b)	That insofar as any obligations under the Merger Agreement and the Stock Purchase Agreement are to be performed in any jurisdiction other than a Relevant Jurisdiction, the performance of such obligations will not be illegal or ineffective by virtue of the law of that jurisdiction.

(c)	That GM and Hughes pay or provide (as the case may be) to News Corp, and News Corp receives, the consideration required under the Merger Agreement and the Stock Purchase Agreement.

(d)	That the Merger Agreement and Stock Purchase Agreement are:

(i)	duly authorised, executed and delivered by each of the parties thereto;

(ii)	valid, binding and enforceable in accordance with their terms under the laws of the State of Delaware and the federal laws of the United States of America by each of the parties thereto;

(iii)	not in breach of the laws or public policy of the State of Delaware or the federal laws of the United States of America; and

(iv)	not issued and do not contain terms which contravene or are in conflict with any document or obligation which binds News Corp or its assets.

(e)	The accuracy, completeness and conformity to originals of all copy documents (including facsimile copies) submitted to us, including that all certifications are accurate and that any such document continues in full force and effect.

(f)	That the authorisations contained in the Resolutions have not been and will not be varied or revoked after the date hereof and will continue in full force and effect.

(g)	That the execution and performance of the Merger Agreement and Stock Purchase Agreement materially benefit News Corp and each of those agreements are entered into in good faith for the purposes of the business of News Corp.

(h)	The performance of any obligations under the Merger Agreement and Stock Purchase Agreement by News Corp does not involve the provision by News Corp of a financial benefit to a related party within the meaning of Chapter 2E of the Corporations Act.

(i)	That:

(i)	the meeting of the board of directors of News Corp at which the Resolutions were considered was properly convened;

(ii)	all directors who attended and voted on the Resolutions were entitled to do so;

The News Corporation Limited

(iii)	the Resolutions were properly passed; and

(iv)	all directors who attended and voted on the Resolutions have performed their duties properly and complied with all provisions relating to the declaration of directors’ interests or the power of interested directors to attend and vote.

(j)	That all Documents continue to exist in full force and effect in the form in which they were submitted to us, and, without limiting the foregoing, that none of the Documents have been amended, altered, modified or revoked.

4.	Qualifications

Our opinion is subject to the following qualifications.

(a)	We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

(b)	We have relied on the assumptions specified in section 129 of the Corporations Act and we note that you may do so unless you know or suspect that this assumption is incorrect.

(c)	The words “non-assessable”, when used to describe the liability of a person as the registered holder of shares, has no clear meaning under the laws of the Relevant Jurisdictions. We have taken those words to mean that no calls or other demand for payment can be validly made on the Preferred Shares by News Corp and that the shareholder cannot be made liable for the acts or omissions of News Corp by reason only of being a registered shareholder in News Corp and, for the purposes of this opinion, that is the meaning those words bear.

(d)	We have relied upon a search of public records on file at the offices of the Australian Securities & Investments Commission on [*] (and we note that records disclosed by such searches may not be complete or up to date).

(e)	We have relied upon searches at the Supreme Court of New South Wales, the Supreme Court of South Australia, the Federal Court (Sydney and Adelaide Registries) and at the High Court of Australia Registry on [*].

(f)	The court searches referred to in paragraph 4(e) above do not in all cases reveal information other than the existence and general nature of the actions on file. To the extent that such information is not revealed, we have relied on the Director’s Certificate as to the nature of those transactions.

5.	Opinion

Based on the assumptions and subject to the qualifications and other matters set out above, we are of the opinion that:

(a)	News Corp is duly incorporated under the laws of Australia; and

(b)	the issue of the Preferred Shares has been duly authorised and, when issued in accordance with the Merger Agreement, the Stock Purchase Agreement and the

The News Corporation Limited

Resolutions, the Preferred Shares will be validly issued, fully paid and non-assessable.

6.	Consent

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and all references to our firm in the sections of the Registration Statement entitled, “Material Australian Income Tax Consequences”, “Enforcement of Civil Liabilities Against Foreign Persons and Enforceability of Judgments” and “Legal Matters”.

We also hereby consent to the use of this opinion as Exhibit 5.2 to the registration statement on Form S-4 (Registration No. 333105851) filed by Hughes with the SEC under the Securities Act of 1933, as amended (the Hughes Registration Statement) and all references to our firm in the sections of the Hughes Registration Statement entitled, “Material Australian Income Tax Consequences”, “Enforcement of Civil Liabilities Against Foreign Persons and Enforceability of Judgements” and “Legal Matters”.

This opinion is provided to you for your benefit solely in connection with the Registration Statement. It is not to be relied upon by any other person or for any other purpose nor is it to be quoted or referred to in any public document other than the Registration Statement or the Hughes Registration Statement, or filed with any other governmental agency (other than the United States Securities and Exchange Commission) or other person, without our consent.

Yours faithfully